Exhibit 99.1

For Immediate Release

Thryv Hosts Analyst Day,
Announces SaaS Inflection Points and Key Strategic Priorities
Company highlights growth opportunities, strategy and medium-term financial outlook

NEW YORK and DALLAS, December 3, 2024 – Thryv® Chairman and CEO Joe Walsh will review the vision for expanding Thryv’s do-it-all small business software platform today at Thryv Holdings, Inc.’s (NASDAQ:THRY) Analyst Day starting at 9:00 a.m. EDT at the NASDAQ Marketsite in Midtown Manhattan. The presentation will include details of Thryv’s recent acquisition of marketing automation leader Infusion Software, Inc. (dba Keap®), business performance, key strategic priorities and financial outlook.

“We have continued to execute on our transformation strategy and improve our SaaS metrics as we help 100,000-plus small business clients communicate efficiently, run their business and grow their brand,” said Joe Walsh, Thryv Chairman and CEO. “Our recent acquisition of Keap expands our integrated set of marketing and sales solutions and adds a strong global partner channel. We have an expanding center approach, announcing the launch of two new centers, and are increasing paid centers per client, demonstrating the success of our land-and-expand strategy. Our 2025 outlook and a medium-term outlook shared today validates the strength of our product portfolio, business model and balance sheet.”

Key takeaways from Thryv’s Analyst Day conference:

SaaS Metrics:
oPositioned for long-term Rule of 40 performance, Thryv is on track to achieve majority SaaS Revenue in 2025.
oSaaS EBITDA will be the majority of Consolidated EBITDA in 2026.
oTotal Revenue and EBITDA will be growing in 2027 and beyond.

Keap Acquisition Update:
oRealizes cost savings and an enhanced competitive advantage with the addition of Keap’s in-demand automations product.
oAccelerates innovation roadmap with expansion of product development and engineering teams.
oBenefits from a mature partner channel and deeper market penetration in North American and key international markets, including Europe and Australia.

Announces Launch of Two New Centers:
oThryv Reporting Center™: this newly launched offering brings key performance metrics to business owners at the touch of a finger, enabling quick data-driven decisions. Out-of-the-box reports cover sales, appointments, SMS and email marketing, customer insights, and team activity.

Exhibit 99.1

oThryv Workforce Center™: slated to launch in H2 of 2025, this Center streamlines both employee management and payroll, giving SMBs an all-in-one solution to easily onboard, track, and pay their workforce.

Exiting of Marketing Services by 2028
oThryv to lengthen the print directory cycle from 18 to 24 months.
oRationalizing costs while migrating digital clients to SaaS subscribers.
oPrint business to provide robust unlevered FCF of approximately $250-$300 million from 2025 to 2030.

Update on Long-Range SaaS Metrics
o2025 Outlook:
oOrganic SaaS Revenue: Growth of 18%-20%
oKeap Revenue: $75m-$78m
oSaaS Adjusted Gross Margin: 74%
oSaaS EBITDA: Mid-teens margin; $10m of Keap synergies
oMarketing Services Revenue: Decline of ~35%
oMarketing Services EBITDA: Margins in the mid-twenties
oMedium-term Outlook:
oOrganic SaaS Revenue: Growth of ~20%
oKeap Revenue: Return to Growth in 2026
oSaaS Adjusted Gross Margin: ~80%
oSaaS EBITDA: ~20% margin
oMarketing Services Revenue: Last publications in 2028; cash collected through 2030
oMarketing Services EBITDA: Margins in the mid-twenties

Those that would like to join the webcast, starting at 9:00 a.m. EDT, can access here.

About Thryv
Thryv Holdings, Inc. (NASDAQ:THRY) is the provider of the leading do-it-all small business software platform that empowers small businesses to modernize how they work. It offers small business owners everything they need to communicate effectively, manage their day-to-day operations, and grow — all in one place — giving up to 20 hours back in their week1. Thryv’s customizable platform features four centers: Thryv® Command Center, a freemium central communications hub, Thryv Business Center™, Thryv Marketing Center™ and Thryv Reporting Center™. Approximately 300,000 businesses globally use Thryv software to connect with local customers and take care of everything they do, start to finish. For more information, visit www.thryv.com.
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1 Based on Thryv survey sample of 181 clients. Calculations assume a 40-hour work week. Results may vary.

Exhibit 99.1

Media Contact:
Julie Murphy
Thryv, Inc.
617.967.5426
julie.murphy@thryv.com
Investor Contact:
Cameron Lessard
Thryv, Inc.
214.773.7022
cameron.lessard@thryv.com